MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES








                        CONSOLIDATED FINANCIAL STATEMENTS

                 AS OF SEPTEMBER 30, 1999 AND DECEMBER 31, 1998

              AND FOR THE PERIODS ENDED SEPTEMBER 30, 1999 AND 1998

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES

                                    I N D E X
                                    ---------

                                                                          PAGE
                                                                          ----

Consolidated Balance Sheets -
  September 30, 1999 and December 31, 1998 (Unaudited)                     3

Consolidated Statements of Income -
  Three months and nine months ended September 30, 1999
  and 1998 (Unaudited)                                                     4

Consolidated Statement of Changes in Shareholder's Equity -
  Nine months ended September 30, 1999 (Unaudited)                         5

Consolidated Statements of Cash Flows -
  Nine months ended September 30, 1999 and 1998 (Unaudited)                6

Notes to Consolidated Financial Statements (Unaudited)                     7

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                 (Dollars in thousands except per share amounts)

                                                             September 30, 1999   December 31, 1998
                                                             ------------------   -----------------
                 ASSETS
Investments:
   Fixed-maturity securities held as available-for-sale
     at fair value (amortized cost $5,938,614 and $5,565,060)       $5,850,897          $5,884,053
   Short-term investments, at amortized cost
     (which approximates fair value)                                   274,112             423,188
   Other investments                                                     8,855              17,850
                                                                  -------------       -------------
       TOTAL INVESTMENTS                                             6,133,864           6,325,091
Cash and cash equivalents                                               18,003               6,546
Securities purchased under agreements to resell                        214,000             187,500
Accrued investment income                                               89,379              91,239
Deferred acquisition costs                                             244,947             230,085
Prepaid reinsurance premiums                                           392,212             352,699
Goodwill (less accumulated amortization of
 $55,687 and $52,031)                                                   87,293              90,950
Property and equipment, at cost (less accumulated
 depreciation of $28,927 and $23,840)                                   93,290              71,952
Receivable for investments sold                                         12,622              33,880
Other assets                                                           136,238              97,970
                                                                  -------------       -------------
       TOTAL ASSETS                                                 $7,421,848          $7,487,912
                                                                  =============       =============

              LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
   Deferred premium revenue                                         $2,286,690          $2,251,211
   Loss and loss adjustment expense reserves                           442,364             270,114
   Securities sold under agreements to repurchase                      214,000             187,500
   Deferred income taxes                                               102,762             303,407
   Deferred fee revenue                                                 31,504              33,785
   Payable for investments purchased                                    54,043              29,523
   Other liabilities                                                   102,985             135,027
                                                                  -------------       -------------
       TOTAL LIABILITIES                                             3,234,348           3,210,567
                                                                  -------------       -------------
Shareholder's Equity:
   Common stock, par value $150 per share; authorized,
     issued and outstanding - 100,000 shares                            15,000              15,000
   Additional paid-in capital                                        1,509,053           1,491,033
   Retained earnings                                                 2,729,896           2,566,222
   Accumulated other comprehensive income (loss), net
     of deferred income tax provision (benefit)
     of $(30,771) and $112,283                                         (66,449)            205,090
                                                                  -------------       -------------
       TOTAL SHAREHOLDER'S EQUITY                                    4,187,500           4,277,345
                                                                  -------------       -------------
       TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                   $7,421,848          $7,487,912
                                                                  =============       =============

         The accompanying notes are an integral part of the consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                             (Dollars in thousands)

                                                Three months ended        Nine months ended
                                                   September 30              September 30
                                             -----------------------   ----------------------
                                                1999         1998         1999         1998
                                             -----------  ----------   ----------  ----------
Revenues:
    Gross premiums written                     $152,749    $167,872     $454,476    $536,518
    Ceded premiums                              (33,029)    (27,498)    (128,381)    (62,327)
                                             -----------  ----------  -----------  ----------
       Net premiums written                     119,720     140,374      326,095     474,191
    (Increase) decrease in deferred premium
       revenue                                   (9,582)    (34,214)       3,371    (178,519)
                                             -----------  ----------  -----------  ----------
       Premiums earned (net of ceded
         premiums of $30,681, $30,027,
         $88,868 and $57,095)                   110,138     106,160      329,466     295,672
    Net investment income                        90,443      83,707      266,980     241,300
    Net realized gains                            8,907       9,089       26,671      22,981
    Advisory fees                                 6,103       4,696       15,118      15,969
    Other                                            (6)          1          ---         (19)
                                             -----------  ----------  -----------  ----------
       Total revenues                           215,585     203,653      638,235     575,903
                                             -----------  ----------  -----------  ----------

Expenses:
    Losses and loss adjustment                   14,629       9,028      186,798      23,591
    Policy acquisition costs, net                 9,192       6,869       27,616      23,879
    Operating                                    18,964      20,772       55,849      49,317
                                             -----------  ----------  -----------  ----------
       Total expenses                            42,785      36,669      270,263      96,787
                                             -----------  ----------  -----------  ----------

Income before income taxes                      172,800     166,984      367,972     479,116

Provision for income taxes                       34,118      33,838       69,298      98,797
                                             -----------  ----------  -----------  ----------

Net income                                     $138,682    $133,146     $298,674    $380,319
                                             ===========  ==========  ===========  ==========

         The accompanying notes are an integral part of the consolidated financial statements.

                  MBIA INSURANCE CORPORATION AND SUBSIDIARIES
     CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (Unaudited)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                (Dollars in thousands except per share amounts)

                                                                                 Accumulated
                                   Common Stock       Additional                    Other          Total
                                -------------------    Paid-in      Retained    Comprehensive  Shareholder's
                                 Shares    Amount      Capital      Earnings     Adjustment       Equity
                                --------- ---------  ------------  ------------ -------------- --------------
Balance, January 1, 1999         100,000   $15,000    $1,491,033    $2,566,222      $ 205,090     $4,277,345

Comprehensive income (loss):
 Net income                          ---       ---           ---       298,674            ---        298,674
 Other comprehensive loss:
   Change in unrealized
    appreciation of investments
    net of change in deferred
    income taxes of $143,054         ---       ---           ---           ---       (266,601)      (266,601)
   Change in foreign
    currency translation             ---       ---           ---           ---         (4,938)        (4,938)
                                                                                               --------------
     Other comprehensive loss                                                                       (271,539)
                                                                                               --------------
Comprehensive income (loss)                                                                           27,135
                                                                                               --------------
Dividends declared
   (per common share $1,350.00)      ---       ---           ---      (135,000)           ---       (135,000)

Tax reduction related to tax
 sharing agreement
 with MBIA Inc.                      ---       ---        18,020           ---            ---         18,020

                                --------- ---------  ------------  ------------ -------------- --------------
Balance, September 30, 1999      100,000   $15,000    $1,509,053    $2,729,896      $ (66,449)    $4,187,500
                                ========= =========  ============  ============ ============== ==============


Disclosure of reclassification amount:
 Unrealized depreciation of
   investments arising
   during the period, net of taxes    $(236,034)

 Reclassification of adjustment,
   net of taxes                         (30,567)
                                      ----------
 Net unrealized depreciation,
   net of taxes                       $(266,601)
                                      ==========



        The accompanying notes are an integral part of the consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                             (Dollars in thousands)

                                                                    Nine months ended
                                                                      September 30
                                                              -----------------------------
                                                                   1999           1998
                                                              -------------   -------------
Cash flows from operating activities:
  Net income                                                     $298,674        $380,319
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Decrease (increase) in accrued investment income                1,860          (4,710)
    Increase in deferred acquisition costs                        (14,862)        (82,668)
    Increase in prepaid reinsurance premiums                      (39,513)        (42,282)
    Increase in deferred premium revenue                           36,142         220,801
    Increase in loss and loss adjustment expense reserves         172,250          33,172
    Depreciation                                                    5,563           4,106
    Amortization of goodwill                                        3,657           3,660
    Amortization of bond discount, net                            (12,905)        (11,693)
    Net realized gains on sale of investments                     (26,671)        (22,981)
    Deferred income taxes                                         (57,506)         14,749
    Other, net                                                    (60,240)         20,820
                                                              -------------   -------------
    Total adjustments to net income                                 7,775         132,974
                                                              -------------   -------------
    Net cash provided by operating activities                     306,449         513,293
                                                              -------------   -------------

Cash flows from investing activities:
  Purchase of fixed-maturity securities, net
    of payable for investments purchased                       (1,498,678)     (2,021,130)
  Sale of fixed-maturity securities, net of
    receivable for investments sold                             1,029,625         700,031
  Redemption of fixed-maturity securities,
    net of receivable for investments redeemed                    230,353         616,504
  Sale (purchase) of short-term investments, net                   97,822        (111,392)
  Sale (purchase) of other investments, net                         7,791            (529)
  Capital expenditures, net of disposals                          (26,905)         (9,434)
                                                              -------------   -------------
    Net cash used by investing activities                        (159,992)       (825,950)
                                                              -------------   -------------
Cash flow from financing activities:
  Dividends paid                                                 (135,000)            ---
  Capital contribution from MBIA Inc.                                 ---         324,915
                                                              -------------   -------------
    Net cash (used) provided by financing activities             (135,000)        324,915
                                                              -------------   -------------
Net increase in cash and cash equivalents                          11,457          12,258
                                                              -------------   -------------
Cash and cash equivalents - beginning of period                     6,546           3,983
                                                              -------------   -------------
Cash and cash equivalents - end of period                        $ 18,003        $ 16,241
                                                              =============   =============
Supplemental cash flow disclosures:
  Income taxes paid                                              $129,853        $ 86,864

               The accompanying notes are an integral part of the
                       consolidated financial statements.

1.  BASIS OF PRESENTATION
    ---------------------
The accompanying consolidated financial statements are unaudited and include the accounts of MBIA Insurance Corporation and its Subsidiaries (the "company"). The statements do not include all of the information and disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the company's consolidated financial statements and notes thereto for the year ended December 31, 1998. The accompanying consolidated financial statements have not been audited by independent accountants in accordance with generally accepted auditing standards but in the opinion of management such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the company's financial position and results of operations. The results of operations for the nine months ended September 30, 1999 may not be indicative of the results that may be expected for the year ending December 31, 1999. The December 31, 1998 condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.

2.  DIVIDENDS DECLARED
    ------------------
Dividends  declared  and  paid  by  the  company  during  the  nine months ended
September  30, 1999  were  $135.0 million.


3.  UNALLOCATED LOSS RESERVE METHODOLOGY UPDATE
    -------------------------------------------
The company completed an update of its unallocated loss reserving methodology. The update included an analysis of loss-reserve factors based on the latest available industry data. The company included the analysis of historical default and recovery experience for the relevant sectors of the fixed-income market. Also factored in was the changing mix of the company's book of business. The study resulted in an increase in the company's quarterly loss provision and a one-time charge in the first quarter of 1999 of $153 million to incorporate the new factors on the existing insured portfolio.